UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 23, 2003

LASALLE HOTEL PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation or organization	(Commission File Number	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite M25, Bethesda, Maryland	20814
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code 301/941-1500

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5.	OTHER EVENTS

On September 23, 2003, LaSalle Hotel Properties (the “Company”) and LaSalle Hotel Operating Partnership, L.P. (the “Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc. (the “Underwriter”), relating to the offer and sale by the Company of 1,000,000 of the Company’s 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, Liquidation Preference $25 Per Share, Par Value $0.01 Per Share (“Series B Preferred Shares”). Closing on the sale of the Series B Preferred Shares is expected to be on or about September 30, 2003. Pursuant to the Underwriting Agreement, the Underwriter has the option to acquire up to an additional 100,000 Series B Preferred Shares to cover over-allotments, if any.

ITEM 7.	FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

The following exhibits are included with this Report.

Number	Description

1.1	Underwriting Agreement, dated September 23, 2003, by and among the Company and the Operating Partnership and Raymond James & Associates, Inc.

3.1	Articles Supplementary relating to the Series B Preferred Shares (filed as an exhibit to the Registrant’s Form 8-A filed with the SEC on September 29, 2003 and incorporated herein by reference).

4.1	Form of Certificate evidencing the Series B Preferred Shares (filed as an exhibit to the Registrant’s Form 8-A filed with the SEC on September 29, 2003 and incorporated herein by reference).

5.1	Opinion of Sidley Austin Brown & Wood LLP as to the validity of the Series B Preferred Shares.

8.1	Opinion of Sidley Austin Brown & Wood LLP as to certain tax matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASALLE HOTEL PROPERTIES

Dated: September 29, 2003	By:	/s/ HANS S. WEGER
Hans S. Weger Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 23, 2003, by and among the Company and the Operating Partnership and Raymond James & Associates, Inc.

5.1	Opinion of Sidley Austin Brown & Wood LLP as to the validity of the Series B Preferred Shares.

8.1	Opinion of Sidley Austin Brown & Wood LLP as to certain tax matters.